EXHIBIT 34



                            Executive Officers and
                      Members of Conseil d'Administration
                                      of
                       AXA ASSURANCES I.A.R.D. MUTUELLE


               The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of AXA Assurances I.A.R.D. Mutuelle and their business addresses and principal occupations are set forth below.
If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances I.A.R.D. Mutuelle at 21/25, rue de Chateaudun, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances I.A.R.D. Mutuelle and each individual is a citizen of the Republic of France.


 Name, Business Address              Present Principal Occupation
 ----------------------              ----------------------------

*Claude Bebear                       Chairman and Chief Executive Officer;
 23, avenue Matignon                 Chairman and Chief Executive Officer,
 75008 Paris, France                 AXA

 Jean-Luc Bertozzi                   Assistant Chief Executive Officer
 21/25, rue de Chateaudun
 75009 Paris, France

*Henri de Castries                   Executive Vice President, Financial
 23, avenue Matignon                 Services and Life Insurance Activities
 75008 Paris, France                 (outside of France), AXA

*Jean-Pierre Chaffin                 Manager, Federation de la Metallurgie
 5, rue la Bruyere                   (industry)
 75009 Paris, France

*Gerard Coutelle                     Retired

*Jean-Rene Fourtou                   Chairman and Chief Executive Officer,
 25, quai Paul Doumer                Rhone-Poulenc S.A. (industry)
 92408 Courbevoie, France

*Patrice Garnier                     Retired

*Henri Lachmann                      Chairman and Chief Executive Officer,
 56, rue Jean Giraudoux              Strafor Facom (office furniture)
 67000 Strasbourg, France

*Francoise Richer                    Retired

*Georges Rousseau                    Chairman, Apave Normandies
 2, rue des Mouettes                 (consulting)
 76130 Mont Saint Aignan, France

*Claude Tendil                       General Manager; Executive Vice
 23, avenue Matignon                 President, Insurance Activities (in France)
 75008 Paris, France                 and Non-Life and Composite Insurance
                                     Activities (outside of France)

*Nicolas Thiery                      Chairman and Chief Executive Officer,
 6 Cite de la Chapelle               Etablissements Jaillard (management
 75018 Paris, France                 consulting)

*Francis Vaudour                     Chief Executive Officer, Segafredo
 14, boulevard Industriel            Zanetti France S.A. (coffee importing and
 76301 Sotteville les Rouen, France  processing)

______________________________
* Member, Conseil d'Administration